                                                                   Exhibit 10(b)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company


We hereby consent to the use in Post-Effective Amendment No. 5 of the Registration Statement of State Farm Life and Accident Assurance Company Variable Annuity Separate Account on Form N-4 (No. 333-57579) of our report dated February 22, 2000, on our audits of the statutory financial statements of State Farm Life and Accident Assurance Company. We also consent to the reference to our Firm under the heading "Experts" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
August 18, 2000